Exhibit 5.1

Office:    +852 2801 6066
Mobile:    +852 9718 8740
Email:    rthorp@tta.lawyer

Zai Lab Limited Harbour Place 2nd Floor 103 South Church Street P.O. Box 472, George Town Grand Cayman KYI-1106 Cayman Islands
19 April 2024
Dear Sirs
Zai Lab Limited
We have acted as Cayman Islands legal advisers to Zai Lab Limited (the “Company”) in connection with the Company’s registration statement on Form S-3, including all amendments or supplements thereto (the “Registration Statement”), filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933 (the “Act”), as amended, related to the offering by the Company of American Depositary Shares representing certain of its ordinary shares, par value of US$0.000006 per share (the “Shares”). This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.
1    Documents Reviewed
For the purposes of this opinion we have reviewed originals, copies, drafts or conformed copies of the documents listed in Schedule 1 to this opinion, being all of the documents necessary to form our opinion. Defined terms shall have the meanings set out in Schedule 1 or in the Registration Statement.
2Assumptions
The following opinions are given only as to and based on circumstances and matters of fact existing at the date hereof and as to the laws of the Cayman Islands as the same are in force at the date hereof. In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Certificate of Good Standing and the Director’s Certificate, as to matters of fact, without further verification and have assumed that copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

3Opinions
Based upon, and subject to, the foregoing assumptions, and having regard to such legal considerations as we deem relevant, we are of the opinion that:
3.1     the Company has been duly incorporated as an exempted company with limited liability for an unlimited duration and is validly existing and in good standing under the laws of the Cayman Islands;
3.2    as of 19 April 2024, the authorized share capital of the Company is US$30,000.00 divided into 5,000,000,000 shares of a par value of US$0.000006 each;
3.3     the issue and allotment of the Shares have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement, the Shares will be legally issued and allotted, fully paid and non-assessable. In this opinion the phrase “non-assessable” means, with respect to Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil). As a matter of Cayman law, a share is only issued when it has been entered in the register of members (shareholders); and
3.4     the statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and such statements constitute our opinion.
We hereby consent to the prospectus discussion of this opinion, to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforcement of civil liabilities” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.
This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.
Yours faithfully

/s/ TRAVERS THORP ALBERGA

SCHEDULE 1
List of Documents Reviewed
1the certificate of incorporation dated 28 March 2013;
2the certificate of good standing of the Company issued by the Registry of Companies, Cayman Islands on 19 February 2024 (the “Certificate of Good Standing”);
3the register of members of the Company as maintained at its registered office in the Cayman Islands;
4the register of directors of the Company;
5the Sixth Amended and Restated Memorandum of Association of the Company as adopted by a special resolution passed on 22 June 2022 (the “M&A”);
6the written resolutions of the board of directors of the Company dated 19 April 2024 (the “Board Resolutions”);
7the minutes of a meetings of the shareholders of the Company held on 22 June 2022 (the “Shareholders’ Resolutions”, together with the Board Resolutions, referred to as the "Resolutions”);
8a certificate from a Director of the Company addressed to this firm, a copy of which is attached hereto (the “Director’s Certificate”); and
9the Registration Statement.